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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Hussmann International, Inc.:

     We consent to the incorporation by reference in the registration statement on Form S-8 and the related prospectus pertaining to the registration of Hussmann International, Inc. common stock for the Hussman International, Inc. Retirement Savings Plan for Hourly Employees and the Hussmann International, Inc. Retirement Savings Plan for Salaried Employees of our report dated January 8, 1997, relating to the combined balance sheets of Hussmann as of December 31, 1996 and 1995, and the related combined statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Hussmann International, Inc. registration statement on Form 10/A No. 3 (Post-Effective Amendment No. 1).

                                           KPMG PEAT MARWICK LLP


Saint Louis, Missouri
January 21, 1998